As filed with the Securities and Exchange
                          Commission on August 18, 2000

                                                         Registration No. 333-

 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                           Packard BioScience Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                  06-0676652
 ---------------------------------                ----------------------
   (State or other jurisdiction                      (I.R.S. Employer
 of incorporation or organization)                Identification Number)

                              800 Research Parkway
                                Meriden, CT 06450
               --------------------------------------------------
               (Address of principal executive offices)(Zip code)


                         Management Stock Incentive Plan
               --------------------------------------------------
                              (Full title of Plan)


                                  Ben D. Kaplan
                             Chief Financial Officer
                           Packard BioScience Company
                              800 Research Parkway
                                Meriden, CT 06450
                     (Name and address of agent for service)
                                  203-238-2351
                (Telephone number, including area code, of agent)

               --------------------------------------------------

                           Copy to Bonnie J. Roe, Esq.
                             Day, Berry & Howard LLP
                              One Canterbury Green
                           Stamford, Connecticut 06901
                                 (203) 977-7300


                         Calculation of Registration Fee
---------------------------------------------------------------------------------------------------------
 Title of securities to     Amount to be     Average exercise     Maximum aggregate       Amount of
     be registered           registered       price per unit       offering price     registration fee(1)
---------------------------------------------------------------------------------------------------------
Common Stock              1,510,440 shares        $3.352            $5,062,994.88         $1,336.63
par value,
$.002 per share

(1) Calculated in accordance with Rule 457(h) under the Securities Act of 1933 based on the aggregate purchase price at which shares of common stock may be acquired upon the exercise of options covered by this Registration
      Statement.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

                         MANAGEMENT STOCK INCENTIVE PLAN

This Registration Statement on Form S-8 is filed for the purpose of registering additional shares of common stock, par value $.002 (the "Common Stock"), of Packard BioScience Company (the "Company") to be issued upon exercise of options granted from time to time pursuant to the Company's Management Stock Incentive Plan (the "Plan"), to eligible employees of the Company. An aggregate of up to 1,510,440 shares of Common Stock may be issued upon the exercise of options granted pursuant to the Plan, subject to adjustment in case of stock dividends or changes in the Common Stock. On November 26, 1997, the Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 (No. 333-41075) registering up to 6,124,460 shares of Common Stock issuable under the Plan (the "Prior Registration Statement"). Pursuant to General Instruction E of Form S-8, the Prior Registration Statement is hereby incorporated by reference in this Registration Statement.


Item 3.  Incorporation of Documents by Reference

The following documents previously filed with the Commission by the Company are incorporated by reference in this Registration Statement:

     (a) The Prior Registration Statement;

     (b) The Company's Annual Report on Form 10-K/405 for the year ended December 31, 1999, filed with the Commission on March 30, 2000 (File No. 333-24001);

     (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000, filed with the Commission on August 7, 2000, and March 31, 2000, filed with the Commission on May 15, 2000.

     (d) The description of the Common Stock contained in the Company's Form 8-A, filed with the Commission on April 18, 2000 (File No. 000-30385);

     (e) The Company's Prospectus, dated April 19, 2000, filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Company's Registration Statement on Form S-1 (File No. 333-31996).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered have been sold, or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits

The following exhibits are incorporated herein by reference as indicated or filed herewith.

Exhibit No.                Description
-----------                -----------

5. Opinion of Day, Berry & Howard LLP as to the legality of the securities registered hereby, including consent of such counsel.

10.9 Packard BioScience Company 1997 Management Stock Incentive Plan (incorporated by reference to the Company's Registration Statement on Form S-4 (File No. 33-24001)).

23.1.                      Consent of Arthur Andersen LLP.

23.2.                      Consent of Day, Berry & Howard LLP (See Exhibit 5).

24.                        Power of attorney (See signature page).


Item 9.  Undertakings

A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication to such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Meriden, State of Connecticut, on August 16, 2000.

                                         Packard BioScience Company
                                             /s/ Emery G. Olcott
                                    By:--------------------------------
                                       Name:  Emery G. Olcott
                                       Title: Chairman, Chief Executive
                                              Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby constitutes Emery G. Olcott and Ben D. Kaplan and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.


      Signature                                     Title                                  Date
-----------------------          ---------------------------------------------       ---------------

/s/ Emery G. Olcott              Chairman of the Board, Chief Executive              August 16, 2000
-----------------------          Officer & President
Emery G. Olcott                  (Principal Executive Officer)

/s/ Richard T. McKernan
-----------------------          Senior Vice President & Director                    August 16, 2000
Richard T. McKernan

/s/ Ben D. Kaplan
-----------------------          Vice President & Chief Financial Officer            August 16, 2000
Ben D. Kaplan                    (Principal Financial Officer)

/s/ David M. Dean
-----------------------          Corporate Controller                                August 16, 2000
David M. Dean

/s/ George Serrano
-----------------------          Vice President & Director                           August 16, 2000
George Serrano

/s/ Robert F. End
-----------------------          Director                                            August 16, 2000
Robert F. End

/s/ Bradley J. Hoecker
-----------------------          Director                                            August 16, 2000
Bradley J. Hoecker

/s/ Alexis P. Michas
-----------------------          Director                                            August 16, 2000
Alexis P. Michas

/s/ Peter P. Tong
-----------------------          Director                                            August 16, 2000
Peter P. Tong

/s/ Robert C. Salisbury
-----------------------          Director                                            August 16, 2000
Robert C. Salisbury



                                INDEX OF EXHIBITS


Exhibit Number         Description of Exhibits
--------------         --------------------------------------------------------

5. Opinion of Day, Berry & Howard LLP as to the legality of the securities offered hereby, including consent of such counsel

10.9 Packard BioScience Company 1997 Management Stock Incentive Plan (incorporated by reference to the Company's Registration Statement on Form S-4 (File No. 33-24001)).

23.1.                  Consent of Arthur Andersen LLP

23.2.                  Consent of Day, Berry & Howard LLP (See Exhibit 5)

24.                    Power of Attorney (See Signature Page)